UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 10, 2010

OPPENHEIMER HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number 1-12043

Delaware                                                98-0080034

(State of incorporation)            (IRS employer identification number)

125 Broad Street, New York, NY 10004

(Address of principal executive offices) (Zip code)

(212) 668-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

(a)

On May 10, 2010, Oppenheimer Holdings Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) in New York City.

(b)

At the Annual Meeting, the holders of the Company’s voting stock elected the nine directors named below.  The votes for such persons were as follows:

Name	For	Against	Withheld	Abstentions	Broker Non-Votes
J. L. Bitove	95,327	4	N/A	0	1,260
R. Crystal	95,331	0	N/A	0	1,260
W. Ehrhardt	95,329	2	N/A	0	1,260
M.A.M. Keehner	95,331	0	N/A	0	1,260
A.G. Lowenthal	95,329	2	N/A	0	1,260
K.W. McArthur	95,331	0	N/A	0	1,260
A.W. Oughtred	95,329	2	N/A	0	1,260
E.K. Roberts	95,329	2	N/A	0	1,260
B. Winberg	95,327	4	N/A	0	1,260

In addition, at the Annual Meeting, the holders of the Company’s voting stock approved the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year and authorized the Audit Committee to fix such auditor’s remuneration with 96,591 votes for such proposal, 0 votes against, and 0 abstentions as to such proposal.

Lastly, at the Annual Meeting, the holders of the Company’s voting stock approved an amended and restated Performance Based Compensation Agreement dated as of January 1, 2010 between the Company and Mr. A.G. Lowenthal with 95,327 votes for such proposal, 4 votes against, 0 abstentions and 1,260 broker non-votes as to such proposal.

(c)

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: May 12, 2010 By: /s/ E.K. Roberts --------------------------------- E.K. Roberts President and Treasurer (Duly Authorized Officer and Principal Financial Officer)

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